1606392738.2 Exhibit 99.1 Stock Code: 688082 Short Name: ACM Shanghai ACM Research (Shanghai), Inc. Records of Investor Relation Activities No.: 2026-01 Type of investor relation activities √ Targeted investor meetings □ Analyst meeting □ Media interview □ Earnings Call □ Press conference □ Roadshow □ On-site visit □ Others Date January 27, 2026 Venue On-site investor visit + Investor conference call Representatives of the listed company Chairman: Hui WANG Chief Financial Officer: Lisa Yi Lu FENG Board Secretary: Mingzhu LUO Summary of investor relation activities I. Q&A 1. According to the announcement disclosed by ACM Shanghai on January 23, revenue for Q4 2025 declined on a quarter-over- quarter basis compared to Q3 2025. What were the specific reasons for this decrease? A: The quarter-over-quarter decline in revenue was primarily attributable to the following factors: (1) Certain equipment originally scheduled for delivery in Q4 2025 is expected to be postponed to Q1 2026; and (2) Certain sales made in 2025 are expected to be recognized in Q1 2026 in accordance with revenue recognition policies. 2. What are the reasons for the differences in the 2026 revenue

1606392738.2 Exhibit 99.1 guidance between ACM Shanghai and ACMR US? A: The differences in the 2026 revenue guidance between ACM Shanghai and ACMR U.S. are primarily attributable to differences in the applicable accounting standards and revenue recognition policies. For ACM Shanghai, revenue is recognized upon completion of testing and acceptance, which generally occurs after the equipment has been delivered, commissioned, and accepted by the customer. For its controlling shareholder, ACMR U.S., which prepares its financial statements in accordance with U.S. GAAP, revenue from first-time equipment orders is recognized only after testing and acceptance, while revenue from repeat orders may be recognized upon shipment. 3. Can you briefly describe your logic and memory customer base? Which segment represents a larger portion, and how does customer procurement share typically look? A: Overall, the memory customer segment represents a slightly higher proportion than the logic customer segment, although the difference is not significant. At the same time, the logic customer segment has continued to demonstrate strong growth. Customer procurement share varies by customer. For certain customers, our products account for more than 50% of relevant procurement. In 2026, we expect to continue progressing toward full coverage across cleaning equipment offerings and process applications, while further expanding presence across our customer base and gaining market share with new products. 4. What does ACM Shanghai expect regarding its gross margin and R&D expense ratio for 2026, and do you anticipate any changes?

1606392738.2 Exhibit 99.1 A: No change to our expectation for gross margin in the range of 42%- 48%, and R&D expenses as a percentage of revenue are expected to be in the range of 14%-19%. 5. Does ACM Shanghai expect more intense market competition this year, especially in cleaning equipment, and how will you respond? A: Competition in the cleaning equipment market has always existed. We focus on differentiated technologies and continue to advance product innovation and technological development, with relevant innovations protected through patent filings. We believe our core technologies are not easily replicable. At the same time, we maintain long-term and disciplined investment in research and development, providing strong support for ongoing innovation and strengthening our core competitive position. 6. Can you describe the expansion of overseas customers and products? A: We place significant emphasis on the expansion of overseas markets and continue to pursue a development strategy centered on technological differentiation, platform-based products, and global customer base. We have established a diversified product portfolio covering cleaning equipment, electroplating equipment, advanced packaging wet equipment, vertical furnace systems, coating and developing equipment, PECVD equipment, and panel-level equipment. These products incorporate differentiated technologies and are supported by our proprietary intellectual property, enhancing their competitiveness in international markets. At present, our independently developed, differentiated core equipment has attracted

1606392738.2 Exhibit 99.1 interest and recognition from multiple international customers. Certain products were delivered to customers in Singapore during the current year, and four systems were delivered to customers in the United States in 2025. We are also actively expanding into other markets, including Taiwan and South Korea, and expect the pace of overseas market expansion to accelerate in 2026 compared to 2025. Looking ahead, we will continue to advance our global customer strategy, promote the international deployment of products, and expand overseas sales, leveraging differentiated competitive advantages to support long-term revenue growth. 7. Will ACM Shanghai achieve a breakthrough for panel-level packaging tool on the Taiwan market this year? What is the progress at present? A: At present, we have introduced three major new panel-level advanced packaging equipment platforms, including the Ultra ECP ap-p panel-level electroplating system, the Ultra C vac-p panel-level vacuum cleaning system, and the Ultra C bev-p panel-level edge etching system. The Ultra ECP ap-p system adopts our innovative patented horizontal (planar) electroplating process, enabling synchronized rotation of the electric field and square panels to improve plating uniformity. In addition, the system is designed to effectively control cross-contamination between plating baths during panel transfer, significantly reducing the risk of chemical cross- contamination among different metal plating processes. The Ultra C vac-p system utilizes vacuum-assisted cleaning technology to remove residual flux from chip structures, allowing cleaning solutions to penetrate narrow features and significantly improve cleaning efficiency. This system has already been qualified for volume

1606392738.2 Exhibit 99.1 production at customer sites. The Ultra C bev-p system employs a wet etching process specifically designed for edge etching and copper residue removal, and plays a crucial role in fan-out panel-level packaging applications. We will continue to actively promote the deployment and expansion of these three panel-level packaging systems in the Taiwan market. In addition, we are actively advancing the development of full wet- process panel-level equipment platforms, and remain confident in expanding the Taiwan market for wafer-level packaging equipment this year. 8. In light of external uncertainties such as geopolitical factors, does ACM Shanghai have plans for overseas manufacturing? A: We have been developing our overseas manufacturing footprint since 2017 and currently operate R&D and manufacturing facilities in South Korea, which provide diversified overseas supply capabilities and enable us to better meet diverse customer needs. Looking ahead, we will continue to advance localized operations in overseas markets to have our teams close to the customer, and this will also serve to partly mitigate the impact of external factors, including tariffs, and support long-term profitability. 9. In 2025, what were the revenue contributions of advanced packaging equipment and electroplating equipment? What is ACM Shanghai’s outlook for advanced packaging equipment in 2026? A: In 2025, revenue from advanced packaging equipment (excluding electroplating equipment) accounted for approximately 10% of total revenue on an estimated basis, and electroplating equipment

1606392738.2 Exhibit 99.1 accounted for more than 20% of total revenue. We believe that the advanced packaging equipment market presents favorable long-term prospects. At present, industry trends remain positive, and growth potential in the China market is relatively strong. We expect advanced packaging equipment to become a key business segment supporting revenue growth in 2026. 10. What is ACM Shanghai’s outlook for Track, PECVD, LPCVD, and other products? A: In 2025, we progressively introduced several platform-based equipment products, including vertical furnace systems, Track systems, and PECVD systems. These products are expected to contribute to overall revenue growth in 2026 and beyond. For Track, in Q3 2025, we launched Ultra LITH KrF, our first self- developed high-throughput (300 WPH) KrF front-end coating and developing Track system. The system has been delivered to a leading logic foundry customer in China. It features high throughput, advanced temperature control, and real-time process control and monitoring, further expanding lithography-related application scenarios and reflecting our ongoing expansion into new product categories. For PECVD, we believe our differentiated technology architecture positions the business well for future market opportunities. Going forward, we expect to continue increasing R&D investment and promoting deployment across both domestic and international markets. For LPCVD and ALD furnace systems, we have continued to advance R&D and achieved technological breakthroughs. Our independently developed Ultra Fn vertical furnace system adopts our proprietary

1606392738.2 Exhibit 99.1 vertical furnace design and provides processing capability at temperatures of up to 1,250 °C. The system is designed for high-end IGBT applications and has received positive market feedback. The next-generation product is targeted to support processing at temperatures of up to 1,350 °C, which we expect to meaningfully enhance its suitability for IGBT-related applications. For ALD, we have steadily increased R&D investment and accumulated a portfolio of independently developed and patent-protected technologies. We expect continued progress in areas such as film uniformity and materials, supporting further technological breakthroughs and meeting diverse customer requirements through differentiated process innovations. These platforms are expected to become contributors to future revenue growth. 11. ACM Shanghai’s gross margin came under some pressure in Q3 2025. Based on the shipment mix in Q4 2025 and Q1 2026, has ACM Shanghai seen any signs of improvement in the gross margin? A: In Q3 2025, ACM Shanghai’s gross margin remained relatively stable, while ACMR U.S. experienced a decline in gross margin, primarily due to differences in accounting standards between China and the United States. Going forward, we will continue to advance technology iteration and product innovation, address customers’ process challenges, and further strengthen differentiated competitive advantages, which is expected to support a stable trend in gross margin.

1606392738.2 Enclosure: List of participants Aberdeen Group Amber Capital J.P. Morgan AJ Asset Management Limited Bosera Asset Management Co., Ltd. Fullgoal Fund Management Co., Ltd. Manulife Fund Management Co., Ltd. Hwabao WP Fund Management Co., Ltd. China Asset Management Co., Ltd. Harvest Fund Management Co., Ltd. Bank of Communications Schroder Fund Management Co., Ltd. Golden Eagle Fund Management Co., Ltd. Invesco Great Wall Fund Management Co., Ltd. Minsheng Royal Fund Management Co., Ltd. Penghua Fund Management Co., Ltd. Elitimes Asset Management Co., Ltd. KingTower Asset Management Co., Ltd. Shenzhen Yujin Private Securities Investment Fund Management Co., Ltd. Wuhan Meiyang Investment Management Co., Ltd. Aegon-Industrial Fund Management Co., Ltd. E Fund Management Co., Ltd. China Merchants Fund Management Co., Ltd. CITIC Securities Co., Ltd. Bank of China Investment Management Co., Ltd. China Post Securities Co., Ltd. * * * The following information is provided in connection with the furnishing of the above Record of January 2026 Investor Relation Activity of ACM Research (Shanghai), Inc. (“ACMSH”) (the “Record”) pursuant to the Current Report on Form 8-K reporting requirements of ACM Research, Inc.: Forward-Looking Statements Information presented in the Record includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Record that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following:

1606392738.2 anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMSH’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, including those recently published by the U.S. Department of Commerce imposing certain restrictions on equipment shipments and business practices with China-based semiconductor manufacturers, currency fluctuations, political instability and war, all of which may materially adversely affect ACMSH due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. A further description of these risks, uncertainties and other matters can be found in filings ACM Research, Inc. makes with the U.S. Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. ACMSH undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.